Exhibit 10.4

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of December 3, 2019 (the “Effective Date”), is entered into by and among Panacea Life Sciences, Inc., a Colorado corporation (the “Company”), [EMPLOYEE], [EMPLOYEE], [EMPLOYEE] AND [EMPLOYEE] (each a “Key Employee” and collectively, the “Key Employees”), Quintel-MC Incorporated, a Colorado corporation (“Quintel”), and 22nd Century Group, Inc., a Nevada corporation (the “Purchaser”). Each of the Company, the Key Employees, Quintel and the Purchaser are referred to herein as, a “Party” and, collectively as, the “Parties”. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in the Purchase Agreement (as defined below).

Whereas, concurrently with the execution of this Agreement, the Company and the Purchaser are entering into a Series B Preferred Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Series B Preferred Stock, par value $0.01 per share, of the Company to the Purchaser; and

Whereas, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Parties desire to enter into this Agreement in order to grant certain rights and obligations of the Parties.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.       Quintel Exchange. During the period beginning on the date that the Series B Warrant is fully exercised (the “Warrant Exercise Date”) and ending on the second (2nd) anniversary of the Warrant Exercise Date, Quintel shall have the right, but not the obligation, to exchange any shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company owned by Quintel, any shares of Common Stock owned by Quintel, and any outstanding indebtedness running from Quintel to the Company, in each case for shares of Purchaser Common Stock upon 90 days’ prior written notice (the “Exchange Notice”) from Quintel to the Company and the Purchaser (a “Quintel Exchange”). The per share dollar value of any share of Preferred Stock or Common Stock to be exchanged by Quintel in the Quintel Exchange shall be equal to the Series B Warrant exercise price per share of $2.344 (as may adjusted pursuant to the terms of the Series B Warrant, the “Warrant Per Share Price”), and such aggregate dollar value of the shares of Preferred Stock and Common Stock subject to any Quintel Exchange shall be applied to a corresponding number of shares of Purchaser Common Stock based on the 90-day VWAP on the date the Purchaser delivers to Quintel the Purchaser Common Stock in the Exchange; provided that in no event will such price be less than $1.00. The shares of Purchaser Common Stock issued pursuant to any Quintel Exchange shall have customary lock-up provisions, and Quintel and the Purchaser will mutually agree upon a schedule for any planned dispositions of the Purchaser Common Stock by Quintel. For the purposes of this Agreement, “90-day VWAP” means, as of any date, the volume weighted average price per share of the Purchaser Common Stock on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day that is ninety (90) Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

2. Put Right. During the period beginning on the Warrant Exercise Date and ending on the second (2nd) anniversary of the Warrant Exercise Date, upon the entry by the Company into one or more binding agreements to effect a Fundamental Transaction (as defined in the Series B Warrant) or series of liquidity events that result in a Fundamental Transaction (as defined in the Series B Warrant), and for a period of thirty (30) days thereafter, Quintel shall have the right but not the obligation to require the Purchaser to purchase (the “Put Right”) all of the issued and outstanding shares of capital stock of the Company owned by Quintel by providing written notice (the “Put Notice”) to the Company and the Purchaser. Following delivery of the Put Notice by Quintel, the Purchaser shall be obligated to purchase, and Quintel shall sell all of its shares of capital stock of the Company for an aggregate purchase price (the “Put Purchase Price”) equal to 1.5 times Quintel’s currently invested capital ($17,000,000) in the Company. The Purchaser shall deliver payment to the Company of the Put Purchase Price in any of the following forms (in the Purchaser’s sole discretion) (i) cash by wire transfer of immediately available funds, (ii) shares of Purchaser Common Stock, or (iii) a combination of cash by wire transfer of immediately available funds and shares of Purchaser Common Stock. If the Purchaser determines (in its sole discretion) to pay all or a portion of the Put Purchase Price by delivering to Quintel shares of Purchaser Common Stock, the value of each share of Purchaser Common Stock shall be equal to the 30-day VWAP on the date of the Put Notice; provided that in no event shall the value of each share of Purchaser Common Stock be less than $1.00.

3.       Key Employees.

(a)       During the period beginning on Warrant Exercise Date and ending on the second (2nd) anniversary of the Warrant Exercise Date, no Key Employee shall be terminated from employment by the Company or from providing services to the Company, as an independent contractor (other than a Termination for Cause) prior to the second (2nd) anniversary of the Warrant Exercise Date. A “Termination for Cause” means the termination by the Company of a Key Employee’s employment with the Company as a result of (i) the commission by such Key Employee of a fraud, (ii) such Key Employee’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent), if such felony is work-related, materially impairs the Key Employee’s ability to perform services for the Company or results in material or financial harm to the Company or its Affiliates, (iii) gross negligence or gross misconduct by such Key Employee with respect to the Company or any Affiliate of the Company, (iii) such Key Employee’s willful or intentional failure to materially comply (to the best of his or her ability) with a specific direction of the Board of Directors of the Company that is consistent with normal business practices, which is not cured within three (3) days after written notice thereof to such Key Employee, (iv) such Key Employee’s breach of a material employment policy of the Company, which is not cured within three (3) days after written notice thereof to Executive, or (v) any other breach by such Key Employee of any employment agreement with the Company and which is not cured within thirty (30) days after written notice thereof to such Key Employee.

(b)       The Key Employees shall receive retention bonuses within ninety (90) days following the Warrant Exercise Date in an aggregate amount equal to 8% of the net revenues (defined as gross revenues (determined in accordance with GAAP) of the Company less sales discounts, sales returns, allowances and sales commissions) (determined in accordance with of the Company for the twelve-month period ending on the Warrant Exercise Date; provided that the aggregate amount of such retention bonuses paid to the Key Employees shall not exceed $20,000,000. The retention bonuses shall be paid by the Purchaser (in the Purchaser’s sole discretion) (i) in cash, (ii) in shares of Purchaser Common Stock, or (iii) in a combination of cash and shares of Purchaser Common Stock. If the Purchaser determines to pay all or a portion of the retention bonuses in shares of Purchaser Common Stock, the value of each share of Purchaser Common Stock shall be based on the closing sale price of the Purchaser Common Stock on the Principal Trading Market on the day immediately prior to the date that the Board of Directors of the Purchaser determines that the condition to the retention bonuses has been met (subject to the rules of the Principal Trading Market); provided that in no event will such price be less than $1.00.

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(c)       Each Key Employee will be eligible for performance-based bonuses based on continued employment with the Company, to be paid in a combination of cash and equity awards under the Purchaser’s equity incentive plan.

(d)       For a period of two (2) months following any full or partial Quintel Exchange, each holder of an option to Purchaser Common Stock shall have the right to have such option converted into one or more of the following (at the Purchaser’s sole election): (i) shares of Purchaser Common Stock (subject to the rules of the Principal Trading Market), (ii) an option to purchase shares of Purchaser Common Stock (subject to the rules of the Principal Trading Market), and/or (iii) cash.

4.       Principal Market Regulation. The Purchaser shall only issue shares of Purchaser Common Stock pursuant to this Agreement in an amount that would not cause the Company to breach its obligations under the rules or regulations of the Principal Trading Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Purchaser (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Purchaser Common Stock in excess of such amount, or (ii) obtains a written opinion from outside counsel to Purchaser that such approval is not required. Until such approval or written opinion is obtained, the Purchaser shall not issue shares of Purchaser Common Stock pursuant to this Agreement in an amount greater than the Exchange Cap.

5.       Miscellaneous.

(a)       Further Assurances; Additional Actions and Documents. Each Party shall take or cause to be taken such further actions, and shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, as another Party may reasonably request in order to effectuate more fully the purposes, intent, terms, and conditions of this Agreement.

(b)       Entire Agreement; Modification; Benefit; Assignment.

(i)	This Agreement along with the Purchase Agreement and the agreements contemplated thereby constitutes the entire agreement of the Parties with respect to the matters contemplated herein and supersedes all prior oral and written agreements with respect to such matters.

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(ii)	This Agreement may not be amended or otherwise modified except by written instrument executed by the Parties.

(iii)	It is the explicit intention of the Parties that no person other than the Parties is or shall be entitled to bring any action to enforce any provision of this Agreement against a Party, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors and permitted assigns.

(iv)	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party without prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld, conditioned, or delayed, and no additional monetary consideration shall be exacted for such consent so long as the intended assignee assumes in writing the obligations of the assignor hereunder.

(c)       Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature page hereto. Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify additional addresses to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.

(d)       Governing Law; Choice of Forum; Waiver of Jury Trial. THIS AGREEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST A PARTY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF WILMINGTON, DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS OR ANY SIMILAR BASIS. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN PARAGRAPH 7(a) HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO BRING PROCEEDINGS AGAINST ANOTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT.

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(e)       Severability. If any part of any provision of this Agreement or any other agreement, document, or writing entered into or given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement or such agreement, document, or writing. Upon any determination that any such provision is invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(f)       Waiver. Neither the waiver by any Party of a breach of any of the provisions of this Agreement, nor the failure of any Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder.

(g)       Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof.

(h)       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one Party than against another Party

[Signature Pages to Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each Party hereto as of the date first above written.

PANACEA LIFE SCIENCES, INC.

By:	/s/ Leslie Buttorff
	Name:	Leslie Buttorff
	Title:	Chief Executive Officer

Address:	19194 West 45th Drive, Golden, CO 80403

QUINTEL-MC INCORPORATED

By:	/s/ Leslie Buttorff
	Name:	Leslie Buttorff
	Title:	President

Address:	5910 S University Blvd, STE C18-193, Greenwood Village, CO 80121

[EMPLOYEE]

Address:

[EMPLOYEE]

Address:

[EMPLOYEE]

Address:

[EMPLOYEE]

Address:

22nd CENTURY GROUP, INC.

By:	/s/ Clifford B. Fleet
	Name:	Clifford B. Fleet
	Title:	President & CEO

Address:	8560 Main Street, Suite 4, Williamsville, New York 14221

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